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                                                                     EXHIBIT 8.1

                         WINSTEAD SECHREST & MINICK P.C.
                             5400 Renaissance Tower
                                 1201 Elm Street
                               Dallas, Texas 75240


                                November 24, 1998



Walden Residential Properties, Inc.
One Lincoln Centre
5400 LBJ Freeway
Suite 400
Dallas, Texas 75240

         Re: Registration Statement on Form S-11 - Walden Residential
             Properties, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Walden Residential Properties, Inc., a Maryland corporation (the "Company"), in connection with its Registration Statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         For the purpose of rendering our opinion, we have examined and are relying upon the truth, accuracy and completeness, at all relevant times, of the statements and representations contained in the Registration Statement and certificates from the Company.

         In connection with rendering this opinion, we have assumed to be true and are relying upon, without any independent investigation or review thereof, the following:

         1. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents.

         2. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents.

         3. The truth, accuracy, and completeness of all responses made to our requests to disclose any material information that has a bearing on the Company's ability to qualify as a real estate investment trust (a "REIT").



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Walden Residential Properties, Inc.
November 24, 1998
Page 2


         4. That the Company filed a proper election to be taxed as a REIT with its timely filed federal income tax return for the taxable year ending December 31, 1994, and that the Company has not caused such election to be terminated or revoked.

         Based on our examination of the foregoing items and our review of such other documents and information pertaining to the Company as we have deemed appropriate, subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Company qualified as a REIT for its taxable years ended December 31, 1994 through December 31, 1997, and its organization and method of operation described in the Registration Statement will enable the Company to continue to so qualify under the Internal Revenue Code of 1986, as amended (the "Code").

         In addition to the matters set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

         1. Our opinion expressed herein is based upon our interpretation of the existing provisions of the Code and existing judicial decisions, administrative regulations and published revenue rulings (including private letter rulings) and revenues procedures. Our opinion is not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not challenge the conclusions set forth herein. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

         2. Our opinion is limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

         In the event any one of the statements, representations, or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinion might be adversely affected and may not be relied upon.



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Walden Residential Properties, Inc.
November 24, 1998
Page 3

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the headings "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus contained therein. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                           Very truly yours,

                                           WINSTEAD SECHREST & MINICK P.C.



                                           By: /s/ Thomas R. Helfand
                                              ---------------------------------
                                                 Thomas R. Helfand

TRH/wpc